                                         SCE Funding LLC
                              Annual Summary of Monthly Certificates
                                     Year Ending December 2005
                                             Unaudited

                                                                                Small
                                                       Residential           Commercial
                                                        Customers             Customers         Total
                                                       -----------           ----------         -----

Kilowatt hours of electricity billed                 28,150,943,799        4,843,203,691   32,994,147,490

FTA Charged per kilowatt hour (Jan.-Dec. 2005)         0.843(cents)          0.892(cents)         N/A

Billed FTA Charges                                     $237,312,456          $43,201,377     $280,513,833

Estimated FTA Payments                                 $236,125,894          $43,028,571     $279,154,465

Estimated Write-off                                      $1,186,562             $172,806       $1,359,368

Remittance Shortfall - increased payment                   $923,535             $130,817       $1,054,352
                                 to the Collection
Account
Excess Remittance - reduced payment                              $0                   $0               $0
                                 to the Collection
Account
Net Write-off                                            $2,110,097             $303,623       $2,413,720

FTA Payments estimated to have been                    $237,306,150          $43,199,079     $280,505,229
                                received by the
Servicer
Remittance Shortfall - increased payment                   $923,535             $130,817       $1,054,352
                                 to the Collection
Account
Excess Remittance - reduced payment                              $0                   $0               $0
                                 to the Collection
Account
Aggregate Remittance to Collection Account             $238,229,685          $43,329,896     $281,559,581